Commercial Metrics Overview May 7, 2020 Exhibit 99.2

Commercial Metrics Overview ZILRETTA® net sales of $20.1 million in the first quarter of 2020 Significant COVID-19 related impacts on sales began in mid-March 2020 We have called on almost all of our 5,000 target accounts 3,672 accounts have purchased ZILRETTA, as of March 31, 2020; up from 3,488, as of December 31, 2019 2,832 accounts have re-ordered ZILRETTA (77% of accounts that had purchased), as of March 31, 2020; up from 2,642 accounts that had re-ordered ZILRETTA (76% of accounts that had purchased) as of December 31, 2019

ZILRETTA Net Sales Quarterly Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy

Distribution of Accounts by ZILRETTA Purchases Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

Distribution of ZILRETTA Purchases by Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

ZILRETTA Purchases by New and Existing Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy